Exhibit 23.1	Consent of Madsen & Associates, CPA’s Inc., Certified Public Accountant

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated January 19, 2012, relating to the audited financial statements of Lingas Resources, Inc., and to the reference to our Firm under the caption “Interest of Named Experts and Counsel” appearing in the Prospectus.

/s/           Madsen & Associates CPA’s, Inc.

Murray, Utah
February 3, 2012